WESTCORE TRUST



(A Massachusetts Business Trust)

CONSENT OF SOLE SHAREHOLDER

		Pursuant to Section 8.4 of the
Declaration of Trust of Westcore Trust (the
"Trust"), the undersigned, being the sole shareholder of the Small-Cap Growth Fund (the
"Fund") of the Trust, hereby consents and agrees that the following resolution be, and it hereby is, adopted by the sole shareholder of the Fund:

			RESOLVED, that proposed
Addendum No. 2 to the Advisory
Agreement between the Trust and
Denver Investment Advisors LLC with
respect to the Fund be, and the
same hereby is, approved in the
form previously approved by the
Trust's Board of Trustees; and

			FURTHER RESOLVED, that the
selection of Deloitte & Touche LLP
as the Trust's independent public
accountants for the Trust be, and
the same hereby is, approved and
ratified.

		The undersigned has executed this
Consent of Sole Shareholder as of the 30th day of September, 1999.

						ALPS MUTUAL
FUNDS SERVICES INC.
						By:  /s/
Edmund J. Burke
							Edmund J.
Burke

						Title:
Executive Vice President





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